                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): July 27, 2000


                       LONE STAR TECHNOLOGIES, INC.
         (Exact name of registrant as specified in its charter)


          Delaware                  1-12881              75-2085454
(State or other jurisdiction      (Commission          (IRS Employer
      of incorporation)           File Number)      Identification No.)


                        15660 North Dallas Parkway
                                Suite 500
                           Dallas, Texas 75248
      (Address, including zip code, of principal executive offices)


   Registrant's telephone number, including area code:  (972) 770-6401


                             Not applicable
(former name, former address and former fiscal year, if changed since last report)

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ITEM 5. OTHER EVENTS.

        On July 27, 2000, Lone Star Technologies, Inc. ("Lone Star") announced in a press release (the "Press Release") that one of its operating subsidiaries, Fintube Technologies, Inc. (Fintube), has initiated several projects to expand its capacity for specialty tubing products used in power generation plants. These projects include (i) the opening of a new finning facility in Monterrey, Mexico in September 2000, (ii) the execution of an exclusive multi-year selling agreement with Cerrey, S.A. de C.V. of Monterrey, (iii) the expansion of capacity for finned tubes in Fintube's Oklahoma facilities with newly upgraded production equipment and (iv) the purchase of a 65,000 sq. ft. fabrication facility to provide fabrication services for heat recovery steam generators.

        The foregoing is qualified by reference to the Press Release, which is filed as an exhibit to this Report and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a)     Financial Statements of businesses being acquired.

        Not applicable.

         (b)    Pro forma financial information.

        Not applicable.

         (c)    Exhibits

                99.1 Press release dated July 27, 2000, announcing the expansion plans for Fintube Technologies, Inc.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LONE STAR TECHNOLOGIES, INC.



Date: July 28, 2000                     By: /s/ Charles J. Keszler
                                            ----------------------------------
                                                Charles J. Keszler
                                                Vice President - Finance


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                               INDEX TO EXHIBITS

 Item
Number          Exhibit
------          -------
 99.1           Press release dated July 27, 2000, announcing the expansion plans for Fintube Technologies, Inc.



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